As filed with the Securities and Exchange             Registration No. 333-78123
    Commission on July 27, 2000
================================================================================



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 _____________

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                                RADIO ONE, INC.
            (exact name of registrant as specified in its charter)


           Delaware                                             52-1166660
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                    5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                               LANHAM, MD  20706
                                (301) 306-1111
     (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 -------------
               1999 Stock Option and Restricted Stock Grant Plan
                           (Full titles of the plan)
                                 -------------

                            ALFRED C. LIGGINS, III
                            CHIEF EXECUTIVE OFFICER
                    5900 PRINCESS GARDEN PARKWAY, 8TH FLOOR
                               LANHAM, MD  20706
                                (301) 306-1111
          (Name, address, and telephone number of agent for service)



                PLEASE ADDRESS COPIES OF ALL COMMUNICATIONS TO:


        NORMA M. SHARARA                                JAMES J. BARNES
    SILVERSTEIN AND MULLENS                            BUCHANAN INGERSOLL
A DIVISION OF BUCHANAN INGERSOLL                    PROFESSIONAL CORPORATION
   PROFESSIONAL CORPORATION                       20TH FLOOR, 301 GRANT STREET
1776 K STREET, N.W., SUITE 800                   PITTSBURGH, PENNSYLVANIA 15219
    WASHINGTON, D.C. 20006                                (412) 562-8800
        (202) 452-7900
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Radio One, Inc., a Delaware corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, are incorporated herein by reference:

          (a) The description of our common stock par value $.001 per share contained in a registration statement on Form 8-A under the Exchange Act filed by Radio One on May 6, 1999 and any amendments or reports filed for the purpose of updating such description.

          (b) Radio One's quarterly report on Form 10-Q for the period ended March 31, 2000, filed with the Commission on May 15, 2000.

          (c) Radio One's annual report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 29, 2000.

     All documents filed by Radio One after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the Class A common stock offered hereby has been sold or which deregisters that Class A common stock then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Radio One's Amended and Restated Bylaws incorporate substantially the provisions of the General Corporation Law of the State of Delaware (the "DGCL") in providing for indemnification of directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of Radio One. In addition, Radio One is authorized to indemnify employees and agents of Radio One and may enter into indemnification agreements with its directors and officers providing mandatory indemnification to them to the maximum extent permissible under Delaware law.

     Radio One's Amended and Restated Certificate of Incorporation provides that Radio One shall indemnify (including indemnification for expenses incurred in defending or otherwise participating in any proceeding) its directors and officers to the fullest extent authorized or permitted by the DGCL, as it may be amended, and that such right to indemnification shall continue as to a person who has ceased to be a director or officer of Radio One and shall inure to the benefit of his or her heirs, executors and administrators except that such right shall not apply to proceedings initiated by such indemnified person unless it is a successful proceeding to enforce indemnification or such proceeding was authorized or consented to by the board of directors. Radio One's certificate of incorporation also specifically provides for the elimination of the personal liability of a director to the corporation and its stockholders for monetary damages for breach of fiduciary duty as director. The provision is limited to monetary damages, applies only to a director's actions while acting within his or her capacity as a director, and does not entitle Radio One to limit director liability for any judgment resulting from (a) any breach of the director's duty of loyalty to Radio One or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
(c) paying an illegal dividend or approving an illegal stock repurchase; or (d) any transaction from which the director derived an improper benefit.

     Section 145 of the DGCL provides generally that a person sued (other than in a derivative suit) as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including counsel fees, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful. In the case of a derivative suit, a director, officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if the person has acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which such director, officer, employee or agent has been adjudged to be liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory under section 145 of the DGCL in the case of a director or officer who is successful on the merits in defense of a suit against him.

     Radio One maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

Exhibit 3.1 Amended and Restated Certificate of Incorporation of Radio One (incorporated by reference to Exhibit 3.1 of Radio One's quarterly report on Form 10-Q for the period ended March 31, 2000 (File No. 000-25969) filed on May 15, 2000).

Exhibit 3.2 Amended and Restated Bylaws of Radio One (incorporated by reference to Exhibit 3.2 of Radio One's annual report on Form 10-K (File No. 000-25969) filed on March 29, 2000).

Exhibit 4.1   Radio One, Inc. 1999 Stock Option and Restricted Stock Grant
              Plan.*

Exhibit 4.2 Amendment No. 1 to the Radio One, Inc. 1999 Stock Option and Restricted Stock Grant Plan, filed herewith.

Exhibit 5     Opinion of Kirkland & Ellis.*

Exhibit 23.1  Consent of Kirkland & Ellis (included in its opinion filed as
              Exhibit 5).*

Exhibit 23.2  Consent of Arthur Andersen, LLP, filed herewith.

*Previously filed

ITEM 9.  UNDERTAKINGS

(a)  Radio One hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Radio One pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such new securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Radio One pursuant to the foregoing provisions, or otherwise, Radio One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Radio One of expenses incurred or paid by a director, officer or controlling person of Radio One in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Radio One will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, Radio One, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment no. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lanham, State of Maryland, on July 27, 2000.

                              RADIO ONE, INC.


                              By: /s/ Scott R. Royster
                              ----------------------------------------------
                              Scott R. Royster
                              Executive Vice President, and Chief Financial Officer
                              (Principal Financial and Accounting Officer)


     Pursuant to the requirements of the Securities Act, this post-effective amendment no. 1 has been signed by the following persons in the capacities indicated on July 27, 2000.


                              By: /s/ Alfred C. Liggins, III
                              ----------------------------------------------
                              Alfred C. Liggins, III
                              President and Chief Executive Officer
                              (Principal Executive Officer)


                              By: /s/ Catherine L. Hughes
                              ----------------------------------------------
                              Catherine L. Hughes
                              Chairperson of the Board of Directors

                              By: /s/ Brian W. McNeill
                              ----------------------------------------------
                              Brian W. McNeill
                              Director


                              By: /s/ Terry L. Jones
                              ----------------------------------------------
                              Terry L. Jones
                              Director


                              By: /s/ Larry D. Marcus
                              ----------------------------------------------
                              Larry D. Marcus
                              Director

                               INDEX TO EXHIBITS
                               -----------------

Exhibit 3.1 Amended and Restated Certificate of Incorporation of Radio One (incorporated by reference to Exhibit 3.1 of Radio One's quarterly report on Form 10-Q for the period ended March 31, 2000 (File No. 000-25969) filed on May 15, 2000).

Exhibit 3.2 Amended and Restated Bylaws of Radio One (incorporated by reference to Exhibit 3.2 of Radio One's annual report on Form 10-K (File No. 000-25969) filed on March 29, 2000).

Exhibit 4.1   Radio One, Inc. 1999 Stock Option and Restricted Stock Grant
              Plan.*

Exhibit 4.2 Amendment No. 1 to the Radio One, Inc. 1999 Stock Option and Restricted Stock Grant Plan, filed herewith.

Exhibit 5     Opinion of Kirkland & Ellis.*

Exhibit 23.1  Consent of Kirkland & Ellis (included in its opinion filed as
              Exhibit 5).*

Exhibit 23.2  Consent of Arthur Andersen, LLP, filed herewith.

*Previously filed